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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 31, 1999
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                         Frontier Financial Corporation
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               (Exact Name of Registrant as Specified in Charter)


       Washington                   0-15540                91-1223535
(State or other jurisdiction      (Commission          (IRS Employer Identi-
     of incorporation)            File Number)            fication Number)

               332 SW Everett Mall Way, Everett, Washington 98204
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                (Address of principal executive offices/Zip Code)

       Registrant's telephone number, including area code: (425) 514-0700
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ITEM 5.  Other Events

         The following information represents consolidated operating results for Frontier Financial Corporation for the month of January 1999, following consummation of the merger of Valley Bancorporation with and into Frontier Financial Corporation on December 21, 1998.

         Revenues and net income of Frontier Financial Corporation and Subsidiaries for the month ended January 31, 1999, were approximately $5,401,000(1) and $2,347,000, respectively. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the month ended January 31, 1999 are not necessarily indicative of the results that may be expected for the three months ending March 31, 1999.

(1) Includes net interest income and noninterest revenue



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                                   SIGNATURES

         Pursuant to the requirements of the Security Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

         Dated: February 3, 1999

                                        FRONTIER FINANCIAL CORPORATION



                                        By:  /s/  Robert J. Dickson
                                           -------------------------------------
                                           Robert J. Dickson
                                           Its: Chief Executive Officer



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